UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard

Clearwater, Florida 33768

(Address of principal executive offices) (Zip Code)

727.288.2739

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On January 31, 2011 the Company issued 5,000,000 Units to an accredited investor, each Unit consisting of: (i) one Share of Common Stock; (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $0.15 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $0.25 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $0.50 per share (the Series A Warrant, Series B Warrant and Series C Warrants, collectively the “Warrants”) at a price per Unit of $0.10. The Company received gross proceeds of $500,000 from the sale of the Units.

The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions.  The Series B Warrant may not be exercised until after the Series A Warrant has been exercised in full and the Series C Warrant may not be exercised until after the Series B Warrant has been exercised in full.  The Company did not pay any commissions or finder fees in connection with the issuance.  The Company intends to use the proceeds from the sale of Units for general working capital.

The securities issued to the investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The investor received current information about the Company and had the opportunity to ask questions about the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H & H IMPORTS, INC.

By:	/s/ Steve Rogai
Steve Rogai
President

Date: February 4, 2011